Exhibit 5.1

1345 Avenue of the Americas, 11th floor
New York, New York 10105
Telephone: (212) 370-1300
Facsimile: (212) 370-7889
www.egsllp.com

May 25, 2021

Sagaliam Acquisition Corp.

1800 Avenue of the Stars, Suite 1475

Los Angeles, CA 90067

Re:	Registration Statement of Sagaliam Acquisition Corp.

Ladies and Gentlemen:

We have acted as counsel to Sagaliam Acquisition Corp., a Delaware corporation (the “Company”), in connection with the registration by the Company with the U.S. Securities and Exchange Commission of: (i) 11,500,000 units of the Company, including the underwriters’ over-allotment option (the “Units”), each Unit consisting of one share of Class A common stock of the Company, par value $0.0001 per share (the “Common Stock”) and one right to receive one-tenth (1/10) of one share of Common Stock upon consummation of the initial business combination of the Company (the “Rights”); (ii) 57,500 shares of Common Stock (the “Representative’s Shares”), which the Company has agreed to issue to Maxim Group LLC, as representative of the underwriters, and its designees; and (iii) 57,500 shares of Common Stock (the “Advisory Compensation Shares”), which the Company has agreed to issue to Palladium Capital Group LLC, as financial advisor to the Company, and its designees, in each case pursuant to a Registration Statement on Form S-1, initially filed by the Company with the Commission on May 25, 2021 (as amended, the “Registration Statement”).

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinions set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies and the authenticity of the originals of those latter documents. As to questions of fact material to these opinions, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, we are of the opinion that:

1. Units. When the Registration Statement becomes effective under the Securities Act of 1933, as amended (the “Act”), and the offering of the Units is completed as contemplated in the Registration Statement, the Units will be legally binding obligations of the Company, enforceable in accordance with their terms, except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal or state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) that we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Unit certificates, a specimen of which has been filed as an exhibit to the Registration Statement (the “Unit Certificates”), or in the Rights Agreement, the form of which has been filed as an exhibit to the Registration Statement (the “Rights Agreement”); and (e) that we express no opinion to the extent that, notwithstanding the Company’s current reservation of shares of Common Stock, the future issuances of securities of the Company, or adjustments to outstanding securities of the Company, may cause the number of shares of Common Stock underlying the Units and the number of shares of Common Stock underlying the Rights underlying the Units to exceed the number of shares of Common Stock that remain authorized but unissued.

2. Common Stock Underlying the Units. When the Registration Statement becomes effective under the Act, the offering of the Units is completed as contemplated in the Registration Statement and the shares of Common Stock underlying the Units are issued, delivered and paid for as part of the Units, such shares of Common Stock will be validly issued, fully paid and non-assessable.

3. Rights Underlying the Units. When the Registration Statement becomes effective under the Act, the offering of the Units is completed as contemplated in the Registration Statement, and the Rights underlying the Units are issued, delivered and paid for as part of the Units, such Rights will be legally binding obligations of the Company, enforceable in accordance with their terms, except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal or state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) that we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Rights Agreement; and (e) that we express no opinion to the extent that, notwithstanding the Company’s current reservation of shares of Common Stock, the future issuances of securities of the Company, or adjustments to outstanding securities of the Company, may cause the number of shares of Common Stock underlying the Rights that underlie the Units to exceed the number of shares of Common Stock that remain authorized but unissued.

4. Common Stock Underlying the Rights. When the Registration Statement becomes effective under the Act, the offering of the Units is completed as contemplated in the Registration Statement, the Rights underlying the Units are issued, delivered and paid for as part of the Units and such Rights are automatically exchanged for shares of Common Stock as contemplated in the Registration Statement and the Rights Agreement, such shares of Common Stock will be validly issued, fully paid and non-assessable.

5. Representative’s Shares. When the Registration Statement becomes effective under the Act and the issuance of the Representative’s Shares is completed as contemplated in the Registration Statement, the Representative’s Shares will be validly issued, fully paid and non-assessable.

6. Advisory Compensation Shares. When the Registration Statement becomes effective under the Act and the issuance of the Advisory Compensation Shares is completed as contemplated in the Registration Statement, the Advisory Compensation Shares will be validly issued, fully paid and non-assessable.

Our opinions herein are expressed solely with respect to the General Corporation Law of the State of Delaware and, as to the Units and the Rights constituting legally binding obligations of the Company, solely with respect to the laws of the State of New York. Our opinions are based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement these opinions after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Not in limitation of the foregoing, we are not rendering any opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the use of this opinion letter as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP
Ellenoff Grossman & Schole LLP